Exhibit (h)(2)(B)

AMBASSADOR FUNDS

AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, dated as of the 1st day of October, 2005, to the Transfer Agent Servicing Agreement, dated August 1, 2003, (the "Agreement"), is entered by and between Ambassador Funds, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement;

WHEREAS, the Trust and USBFS desire to amend said Agreement;

WHEREAS, the Trust and USBFS desire to extend said Agreement to apply to the recently added fund; and

WHEREAS, Paragraph seven (7) of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superceded and replaced with Exhibit A attached hereto.

The fee schedule of the Agreement is hereby superceded and replaced with the fee schedule attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

AMBASSADOR FUNDS

U.S. BANCORP FUND SERVICES, LLC

By: ______________________________

By: ________________________________

Title:

Title:

1

Exhibit A

to the

Transfer Agent Servicing Agreement

Fund Names

Name of Series

Date Added

Ambassador Money Market Fund

8-1-2000

Ambassador Broadmarket Plus Equity Fund

11-15-2005

AMBASSADOR FUNDS TRANSFER AGENT SERVICES FEE SCHEDULE Effective: 10/1/2005

Shareholder Account Fee (Subject to Minimum)

No-Load  - $15.00 per  account

Load Fund - $16.00 per account

Daily Accrual Fund - $21.00 per account

Annual Minimum*

$24,000 first no-load fund

$28,000 first load or daily accrual fund

$15,000 each additional fund or class

* Minimum annual fee for the Enhanced S&P 500 Index and Michigan Investment Trust—Government Money Market Series:

$14,000 first 12 months

$21,000 next 12 months

$28,000 thereafter

Plus:

1 basis point /year on the first $500 million

.75 basis point /year on the next $1 billion

.50 basis point /year on the balance

Activity Charges

Telephone Call - $1.00 per call

Per e-mail Service - $2.50 per e-mail

Draft Check Processing - $1.00 per draft

Daily Valuation Trades - $6.75 per trade

ACH Shareholder Services:

$125.00 per month per fund group

$  .50 per ACH item, setup and/or change

$5.00 per correction, reversal, return item

Plus out-of-pocket expenses, including but not limited to:

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Telephone – toll-free lines

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Postage

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Stationery, Envelopes

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Programming, Special Reports

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Insurance

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Record Retention

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Microfilm/fiche of records

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Proxies, Proxy Services

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ACH fees

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NSCC charges

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All other out-of-pocket expenses

Extraordinary services - quoted separately

Service Charges to Investors

Qualified Plan Fees (Billed to Investors)

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$12.50 /qualified plan acct (Cap at $25.00 per SSN)

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$  5.00 /education IRA acct (Cap at $25.00 per SSN)

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$15.00 /transfer to successor trustee

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$15.00 /distribution to participant (Excluding SWPs)

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$15.00 /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)

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$15.00 /outgoing wire transfer

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$15.00 /overnight delivery

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$  5.00 /telephone exchange

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$25.00 /return check or ACH

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$25.00 /stop payment

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$  5.00 /research request (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

Fees are billed monthly.

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